SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 4, 2007


                                West Marine, Inc.

                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)



      Delaware                       0-22512                  77-0355502

   -----------------            ------------------        ------------------
   (State or other               (Commission File         (I.R.S. Employer
    jurisdiction of               Number)                  Identification No.)
    incorporation)



             500 Westridge Drive
            Watsonville, California                      95076
        --------------------------------               ------------
     (Address of principal executive offices)           (Zip Code)



                                 (831) 728-2700
                             -----------------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

On January 4, 2007, West Marine, Inc. announced its net sales for the 13-week period (fourth quarter) ended December 30, 2006 and for the 52-week period ended December 30, 2006. A copy of this press release is attached hereto as
Exhibit 99.1.

Item 9.01.        Financial Statements and Exhibits.

                  (a)      Not Applicable.

                  (b)      Not Applicable.

                  (c)      Not Applicable.

                  (d)      Exhibits:

                  99.1 Press Release dated January 4, 2007 (furnished pursuant to Item 2.02 of Form 8-K)

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  WEST MARINE, INC.




Date:  January 4, 2007            By:  /s/ Peter Van Handel
                                       -------------------------------
                                       Peter Van Handel
                                       Vice President of Finance and
                                       Controller
                                       (Chief Accounting Officer)

                                                                    Exhibit 99.1


Contact:  West Marine, Inc.
Deborah Ajeska, Senior Director of Financial Planning & Analysis
(831) 761-4229


                  WEST MARINE REPORTS FOURTH QUARTER 2006 SALES


WATSONVILLE, CA, January 4, 2007 - West Marine, Inc. (Nasdaq: WMAR) today reported that net sales for the thirteen weeks ended December 30, 2006 were $122.3 million, a decrease of 2.0% from net sales of $124.8 million for the same period a year ago. Comparable store sales for the fourth quarter of 2006 decreased 0.2%. Net sales for the fifty-two weeks ended December 30, 2006 were $715.1 million, an increase of 3.3% from net sales of $692.3 million for the same period a year ago. Comparable store sales for the fifty-two weeks ended December 30, 2006 increased 2.3%.

     Net sales attributable to our Stores segment for fiscal year 2006 were $628.4 million, an increase of $27.2 million, or 4.5%, compared to fiscal year 2005. Port Supply (wholesale) segment sales through our distribution centers for fiscal year 2006 were $43.5 million, a decrease of $4.6 million, or (9.6%), compared to fiscal year 2005, primarily due to increased sales to Port Supply customers through our store locations, which are included in Stores sales. Net sales of our Direct Sales (catalog and Internet) segment for fiscal year 2006 were $43.2 million, an increase of $0.3 million, or 0.7%, compared to fiscal year 2005.

    Peter Harris, Chief Executive Officer of West Marine, said, "Fourth quarter sales were consistent with anticipated levels. While comparable store sales were slightly negative for the thirteen week period, our product margins improved with more targeted promotions. We remain cautious about the boating market cycle, but continue to be proactive in positioning the Company to achieve long term financial improvement. Progress continued throughout the fourth quarter on the previously announced major adjustments in our 2007 cost structure and, in line with our expectations, 35 underperforming stores were closed during 2006.

     Mr. Harris concluded, "I thank and commend every West Marine associate as well as our vendor partners for the dedication and focused effort that was put into this challenging rebuilding year. We are entering 2007 with a solid plan to exceed our customers' expectations with outstanding service, improved assortments and specialized product offerings."

     In addition, West Marine is evaluating its accounting method for indirect costs included in merchandise inventories, which currently includes a portion of store occupancy costs representing the estimated area used for storing merchandise. Any adjustment in West Marine's merchandise inventory accounting method would have no impact on cash flows, but such an adjustment would impact the balance sheet and statement of operations.


ABOUT WEST MARINE

     West Marine, the country's favorite retailer of boating supplies and accessories, has nearly 400 stores located in 38 states, Puerto Rico and Canada. Our catalog and Internet channels offer customers approximately 50,000 products and the convenience of exchanging catalog and Internet purchases at our retail stores. Our Port Supply division is one of the country's largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine's products and store locations, or to start shopping, visit www.westmarine.com or call 1-800-BOATING (1-800-262-8464). For information regarding West Marine's merchandise inventory accounting, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operation-Critical Accounting Policies and Estimates-Merchandise inventories and vendor allowances" in West Marine's Form 10-K for the fiscal year ended December 31, 2005 and in each Form 10-Q filed by West Marine in 2006.


Special Note Regarding Forward-Looking Statements

     This press release includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 including forward-looking statements concerning earnings expectations and statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. These forward-looking statements include, among other things, statements that relate to West Marine's revenue expectations, as well as facts and assumptions underlying these revenue expectations. Actual results may differ materially from the results expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors. Risk factors that may affect our earnings in the future include those set forth in West Marine's Form 10-K for the fiscal year ended December 31, 2005 as updated in its Form 10-Q for the fiscal quarter ended July 1, 2006. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.